Exhibit 8.1
Mayer Brown LLP
71 South Wacker Drive
Chicago, Illinois 60606-4637
Main Tel (312) 782-0600
Main Fax (312) 701-7711
www.mayerbrown.com
December 10, 2009
BAS Securitization LLC
100 North Tyron Street
Charlotte, North Carolina 28258

Re:	BAS Securitization LLC Registration Statement on Form S-3
Ladies and Gentlemen:
     We have acted as special federal tax counsel for BAS Securitization LLC, a Delaware limited liability company (the “Company”), in connection with the above-captioned registration statement (such registration statement, together with the exhibits and any amendments thereto, the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) in connection with the registration by the Company of Asset Backed Notes (the “Notes”) and Asset Backed Certificates (the “Certificates”).
     A prospectus and two forms of prospectus supplement are contained in the Registration Statement. The prospectus (the “Base Prospectus”) and each related form of prospectus supplement (each, a “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”) pertain to offerings of the Notes and/or Certificates. This opinion relates as to the Prospectus and its exhibits contained in the Registration Statement. As described in the Registration Statement, the Notes and the Certificates will be issued from time to time in series, with each series being issued by any of (i) a common law trust or a statutory trust (each, a “Trust”) to be formed by the Company pursuant to a Trust Agreement (each, a “Trust Agreement”) between the Company and a trustee or pursuant to a Pooling and Servicing Agreement (each, a “Pooling and Servicing Agreement”) among the Company, the trustee and the related servicer, as applicable, or (ii) a limited liability company (each, an “LLC”) to be formed pursuant to a Limited Liability Company Agreement (each, an “LLC Agreement”) by the Company. For each series, the Notes will be issued pursuant to an Indenture (the “Indenture”) between the related Trust or LLC, as the case may be, and an indenture trustee, and the Certificates will be issued pursuant to a Trust Agreement or a Pooling and Servicing Agreement.
     In that connection, we are generally familiar with the proceedings required to be taken in connection with the proposed authorization, issuance and sale of any series of Notes and Certificates and have examined copies of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including the Registration Statement and, in each case as filed as an exhibit to the Registration
Mayer Brown LLP operates in combination with our associated English limited liability partnership and Hong Kong partnership (and its associated entities in Asia).

Mayer Brown LLP
BAS Securitization LLC
December 10, 2009

Statement, the form of Underwriting Agreement, the form of Indenture (including the form of Notes included as exhibits thereto), the form of Pooling and Servicing Agreement (including the form of Certificates included as an exhibit thereto), the form of Amended and Restated Trust Agreement (including the form of Certificate included as an exhibit thereto), the form of LLC Agreement, the form of Purchase Agreement, the form of Sale and Servicing Agreement, the form of Interest Rate Swap Agreement and the form of Administration Agreement (collectively, the “Operative Documents”). Terms used herein without definition have the meanings given to such terms in the Registration Statement.
     The opinions set forth herein are based upon the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated and proposed thereunder, current positions of the Internal Revenue Service (the “IRS”) contained in published Revenue Rulings and Revenue Procedures, current administrative positions of the IRS and existing judicial decisions. We will not seek tax rulings from the IRS with respect to any of the matters discussed herein. The statutory provisions, regulations and interpretations on which our opinions are based are subject to change, which changes could apply retroactively. In addition, there can be no assurance that the IRS may not take positions contrary to those stated in our opinions.
     Based on the foregoing and assuming that the Operative Documents with respect to each series are executed and delivered in substantially the form we have examined and that the transactions contemplated to occur under the Operative Documents in fact occur in accordance with the terms thereof, we hereby confirm that, if we are acting as federal tax counsel with respect to an issuance of Notes and Certificates, the statements set forth in the Prospectus and in the forms of Prospectus Supplement (to the extent they relate to federal income tax consequences and constitute matters of law or legal conclusions) forming part of the Registration Statement under the caption “Material Federal Income Tax Consequences” (as modified by the statements, if any, set forth under the headings (“Summary of Terms — Tax Status” and “Federal Income Tax Consequences” in the related Prospectus Supplement) accurately reflect our opinion.
     We also note that the Operative Documents filed as exhibits to the Registration Statement do not relate to a specific transaction. Accordingly, the above-referenced description of U.S. federal income tax consequences may require modification in the context of an actual transaction. There can be no assurance, however, that the conclusions of U.S. federal tax law presented therein will not be successfully challenged by the IRS or significantly altered by new legislation, changes in IRS position or judicial decisions, any of which challenges or alterations may be applied retroactively with respect to completed transactions.

Mayer Brown LLP
BAS Securitization LLC
December 10, 2009

     We know that we are referred to under the captions referred to above included in the Registration Statement, and we hereby consent to the use of our name therein and to the use of this opinion for filing with the Registration Statement as Exhibit 8.1 thereto, without admitting we are “experts” within the meaning of the Securities Act of 1933, as amended, or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.
Very truly yours,

/s/ Mayer Brown LLP
MAYER BROWN LLP